UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 2, 2011 (May 2, 2011)
Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13105 (Commission File Number)	43-0921172 (I.R.S. Employer Identification No.)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 994-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Form 8-K/A amends the Current Report on Form 8-K filed by Arch Coal, Inc. (“Arch”) on May 3, 2010 (the “Original Filing”). The Original Filing incorrectly classified certain disclosure relating to Exhibits 99.2 and 99.3 of the Original Filing under Item 8.01 (Other Events) rather than Item 7.01 (Regulation FD Disclosure). This amendment sets forth the identical disclosure information and exhibits as the Original Filing with respect to Exhibits 99.2 and 99.3 of the Original Filing but provides the disclosure under Item 7.01 rather than Item 8.01, and clarifies that the information in this Form 8-K/A and exhibits attached hereto are being furnished rather than “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 7.01. Regulation FD Disclosure.
In addition, on May 2, 2011, Arch provided supplemental information regarding International Coal Group, Inc. and the transactions contemplated by the Merger Agreement in connection with a presentation to, and a conference call with, analysts and investors. A copy of the presentation is attached as Exhibit 99.2 hereto. A transcript of the conference call is attached as Exhibit 99.3 hereto. The information in this Form 8-K/A and exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.
Additional Information
This presentation is provided for informational purposes only. It does not constitute an offer to purchase shares of International Coal Group, Inc. (“ICG”) or the solicitation of an offer to sell any shares of ICG’s common stock. Arch Coal, Inc. and its subsidiary Atlas Acquisition Corp. have filed with the Securities and Exchange Commission (“SEC”) a tender offer statement on Schedule TO, including the offer to purchase and related documents, which has been previously amended and will be further amended as necessary. ICG has filed with the SEC a tender offer solicitation/recommendation statement on Schedule 14D-9, which has been previously amended and will be further amended as necessary. These documents contain important information and stockholders of ICG are advised to carefully read these documents before making any decision with respect to the cash tender offer. These documents are available at no charge on the SEC’s website at http://www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain related tender offer documents may be obtained free of charge by directing such requests to Arch Coal investor relations at (314) 994-2897 or our information agent, Innisfree M&A Incorporated, at (877) 717-3922 (toll-free for stockholders) or (212) 750-5833 (collect for bank and brokers). A copy of the tender offer statement and ICG’s solicitation/recommendation statement on Schedule 14D-9 are available to all stockholders of ICG free of charge at http://www.intlcoal.com.
Forward-Looking Statements
This communication contains “forward-looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the SEC.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Exhibit Name
99.2	Investor Presentation, dated May 2, 2011.

99.3	Transcript of Conference Call conducted on May 2, 2011.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2011	Arch Coal, Inc.
	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President — Law, General Counsel and Secretary

Exhibit Index

Exhibit
Number	Description
99.2	Investor Presentation, dated May 2, 2011.

99.3	Transcript of Conference Call conducted on May 2, 2011.